Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

VELOCITY FINANCIAL, INC.

ARTICLE I

(Effective ~~January 16, 2020~~March 23, 2022)

Offices

SECTION 1.01 Registered Office. The registered office and registered agent of Velocity Financial, Inc. (the “Corporation”) shall be as set forth in the Certificate of Incorporation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II

Meetings of Stockholders

SECTION 2.01 Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.02 Special Meetings.

(A) Special meetings of the stockholders may only be called (1) by or at the direction of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President or (2) by the Secretary of the Corporation (the “Secretary”) upon the written request of holder(s) Owning (as defined below) at least 20% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting (the “Requisite Percent,” and such a special meeting, a “Stockholder Requested Special Meeting”). ~~only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Certificate of Incorporation”) and may be held at such~~ Special meetings of the stockholders shall be held at such time and place, if any, either within or without the State of Delaware and at such time and date as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President shall determine and state in the notice of meeting; provided that any Stockholder Requested Special Meeting shall be held within 120 days after the Secretary receives notice that such meeting has been called for. ~~The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors and the Chairman of the Board of Directors, the Chief Executive Officer or the President, respectively, may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Chairman of the Board of Directors, Chief Executive Officer or President, respectively~~

For purposes of this Section 2.02, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares (I) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (II) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case in this Clause III which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (B) hedging, offsetting or altering to any degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate, other than any such arrangement solely involving an exchange listed multi-industry index fund in which shares of the Corporation represent at the time of entry into such arrangement less than 10% of the proportionate value of such index fund. A holder shall “Own” shares held in the name of a nominee or other intermediary so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors, the right to direct the disposition thereof and possesses the full economic interest in the shares. For the purposes of this Section 2.02, a holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder. The determination of the extent to which a person “Owns” shares for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(B) In order for the Secretary to call a Stockholder Requested Special Meeting, one or more written requests for a special stockholder meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholder(s) of record that Own the Requisite Percent, or by persons who are acting on behalf of those who Own the Requisite Percent, must be delivered by the requesting stockholder(s) to the Secretary at the principal executive offices of the Corporation, must set forth therein the specific purpose or purposes of the proposed Stockholder Requested Special Meeting and the reasons for conducting such business at a special meeting and must be accompanied by:

(1) the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.03 and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 2.03;

(2) as to each stockholder signing such request, or if such stockholder is a nominee or custodian, as to each beneficial owner on whose behalf such request is signed, (i) an affidavit signed by such person stating the number of shares of the Corporation that it Owns as of the date such request was signed and agreeing to continue to Own at least (x) such number of shares or (y) a number of shares equal to the Requisite Percent through the date of the Stockholder Requested Special Meeting and to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, with such update and supplement to be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than three business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed revoked with respect to the shares comprising such reduction and shall not be counted towards the calculation of the Requisite Percent.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above in this Clause (B) and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within 10 business days thereafter). A Special Meeting Request shall furthermore not be valid if (i) the Special Meeting Request relates to a matter of business that is not a proper subject for shareholder action under the DGCL; (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting of stockholders; (iii) the Special Meeting Request relates to a matter of business identical or substantially similar (as determined in good faith by the Board of Directors, a “Similar Matter”), other than the election of directors, that was presented at an annual or special meeting of shareholders held not more than 12 months before delivery of the Special Meeting Request, (iv) the Special Meeting Request relates to a Similar Matter that was presented at an annual or special meeting of stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed to be a “Similar Matter” with respect to all matters of business involving the election or removal of directors, changing the size of the Board and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (v) the Special Meeting Request relates to a Similar Matter, other than the election of directors, that is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; or (iv) the Special Meeting Request was made in a manner that involved a violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, whose determination shall be conclusive and binding on the Corporation and the stockholders.

(C) If the stockholder(s) who submitted the Special Meeting Request(s) (or their qualified representative) does not appear at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting as specified in the Special Meeting Request(s), such matter or matters may be disregarded and such proposed business need not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(D) The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the special meeting, and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or as to the shares that are Owned by the person on whose behalf the stockholder is acting, as applicable), and their Special Meeting Request shall thereupon be deemed revoked; provided that if as a result of such revocation(s) there are no longer any valid unrevoked Special Meeting Request(s) from stockholders who Own at least a Requisite Percent with respect to the proposed special meeting, then there shall be no requirement for the Secretary to call, or for the Corporation to hold, a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement for the Secretary to call, or for the Corporation to hold, such special meeting.

(E) Business transacted at any Stockholder Requested Special Meeting shall be limited to (1) the purpose(s) stated in a valid Special Meeting Request and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the Stockholder Requested Special Meeting.

SECTION 2.03 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in the Stockholders Agreement (as defined in the Certificate of Incorporation) (with respect to nominations of persons for election to the Board of Directors only), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of Article II of these Bylaws, (c) by or at the direction of the Board of Directors or any authorized committee thereof or (d) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to paragraph (C)(4) of this Section 2.03, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on January 16, 2020); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3) Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including, without limitation, any contract to purchase or sell, the acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation.

(4) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to Section 2.02 or paragraph (A)(3) or paragraph (B) of this Section 2.03) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) as provided in the Stockholders Agreement, (2) by or at the direction of the Board of Directors or any committee thereof, (3) provided that the Board of Directors ~~has~~ or the stockholders pursuant to Section 2.02 have determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who (subject to paragraph (C)(4) of this Section 2.03) complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as provided in paragraph (C)(4) of this Section 2.03 only such persons who are nominated in accordance with the procedures set forth in Section 2.02, this Section 2.03, or the Stockholders Agreement, shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03 and, with respect to a Stockholder Requested Special Meeting, Section 2.02. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination ~~shall~~ may be disregarded and such proposed business ~~shall~~ need not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 2.02 and this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided that such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including Section 2.02 and paragraphs (A)(1)(d) and (B) ~~hereof~~ of this Section 2.03), and compliance with Section 2.02 or paragraphs (A)(1)(d) and (B) of this Section 2.03 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

(4) Notwithstanding anything to the contrary contained in this Section 2.03, for as long as the Stockholders Agreement remains in effect with respect to the respective parties thereto who have director nomination rights pursuant to Article II thereof, such respective parties shall not be subject to the notice procedures set forth in paragraphs (A)(2), (A)(3) or (B) of this Section 2.03, with respect to any nominations pursuant to such rights at any annual or special meeting of stockholders.

SECTION 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

SECTION 2.05 Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or multiple series is required, a majority in voting power of the outstanding shares of such class or series, or classes or multiple series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

SECTION 2.06 Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting for the election of directors, each nominee for director shall be elected to the Board of Directors by stockholders of the Corporation if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice (which purports to be in compliance with the notice procedures set forth in Section 2.03, irrespective of whether the Board of Directors thereafter determines that such notice is not in compliance with such procedures) that a stockholder has nominated a person for election to the Board of Directors and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation first mails to the stockholders its notice of meeting for such meeting. With respect to matters other than the election of directors, a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. No shareholder of any class of stock of the Corporation shall be entitled to cumulate votes at any election of directors of the Corporation.

SECTION 2.07 Chairman of Meetings. The Chairman of the Board of Directors, if one is elected, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, a person designated by the Board of Directors shall be the chairman of the meeting and, as such, preside at all meetings of the stockholders.

SECTION 2.08 Secretary of Meetings. The Secretary shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the chairman of the meeting shall appoint a person to act as secretary at such meetings.

SECTION 2.09 ~~No Action by~~ Written Consent in Lieu of a Meeting. Except as otherwise restricted or provided f~~or or fixed pursuant to~~ by the Certificate of Incorporation or these Bylaws, any action required ~~or permitted~~ to be taken ~~by stockholders of the Corporation must be effected~~ at ~~a duly held~~ any annual or special meeting of stockholders of the Corporation, or any action which may be taken at ~~which a quorum is present or represented~~ any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice a~~nd may not be effected by written~~ without a vote if a consent or consents in writing, executed and delivered in accordance with the Certificate of Incorporation, these Bylaws and applicable law, setting forth the action so taken, is signed and delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders i~~n lieu of a meeting of stockholders~~ are recorded and is not revoked by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SECTION 2.10 Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.11 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.12 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

Board of Directors

SECTION 3.01 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 3.02 Number and Term; Chairman. The number of directors shall be (i) no less than the minimum number required under the DGCL and, (ii) no more than nine (9), the exact number to be fixed by the Board of Directors from time to time pursuant to resolution adopted by the Board of Directors. Subject to the rights granted to the holders of any one or more series of Preferred Stock (as defined in the Certificate of Incorporation) then outstanding or the rights granted pursuant to the Stockholders Agreement, directors shall be elected annually and each director shall serve for a term of one (1) year, ending on the date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that the term of each such director shall continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification, or removal. Directors need not be stockholders. The Board of Directors shall elect a Chairman of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board of Directors) shall preside at such meeting, and if the Chief Executive Officer is not present as such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

SECTION 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04 Removal. Directors of the Corporation may be removed at any time, either with or without cause, by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting as a single class.

SECTION 3.05 Vacancies and Newly Created Directorships. Except as otherwise provided by law and subject to the Stockholders Agreement, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a vote of a majority of the directors then in office, although less than a quorum, by a sole remaining director or by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

SECTION 3.06 Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or as provided by the Certificate of Incorporation, and shall be called by the Chief Executive Officer or the Secretary if directed by the Board of Directors, and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board of Directors. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 3.07 Quorum, Voting and Adjournment. Subject to the requirements of the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

SECTION 3.08 Committees; Committee Rules. The Board of Directors may designate from time to time one or more committees, including, but not limited to, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation in accordance with the Stockholders Agreement. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Subject to the Certificate of Incorporation, unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3.09 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10 Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

SECTION 3.11 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 3.12 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

SECTION 4.01 Number. The officers of the Corporation shall include a Chief Executive Officer (who shall also be President for the purpose of the DGCL, unless otherwise determined by the Board of Directors), a Chief Financial Officer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

SECTION 4.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board of Directors.

SECTION 4.03 Chief Executive Officer/President. The Chief Executive Officer shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

SECTION 4.04 Vice Presidents. Each Vice President, if any are elected (of whom one or more may be designated an Executive Vice President or Senior Vice President), shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.05 Chief Financial Officer. The Chief Financial Officer shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.07 Treasurer. The Treasurer, if any is elected, shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He or she shall render to the Chief Executive Officer, the President and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.08 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.09 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer, the President or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.10 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 4.11 Contracts and Other Documents. The Chief Executive Officer, the President and the Secretary, or such other officer or officers as may from time to time be authorized by the Chief Executive Officer, the Board of Directors or any other committee given specific authority by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have the power to sign and execute on behalf of the Corporation deeds, conveyances, contracts and any and all other documents requiring execution by the Corporation.

SECTION 4.12 Ownership of Securities of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 4.13 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 4.14 Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03.

SECTION 4.15 Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V

Stock

SECTION 5.01 Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (a) the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 5.02 Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided that the use of such system by the Corporation is permitted in accordance with applicable law.

SECTION 5.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

SECTION 5.05 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

SECTION 5.06 Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 5.07 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

SECTION 6.01 Notice. Notice is deemed given (i) if mailed, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice, (iii) if by e-mail, when directed to an e-mail address at which the stockholder has consented to receive such notice and (iv) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by that stockholder; provided, however, that if a stockholder submits a request to the Secretary that notice be delivered to it by a specific method of delivery or transmission contemplated herein, then notice is deemed given only if delivered or transmitted in the requested manner. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 6.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Indemnification

SECTION 7.01 Right to Indemnification. Each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by indemnitee in any such capacity or in any other capacity while serving as a director, officer, employee or agent (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including attorneys’ fees, costs and expenses), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of indemnitee in connection with such action, suit or proceeding, including any appeals; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, further, that the Corporation not be obligated under this Section 7.01: (a) to indemnify indemnitee under these Bylaws for any amounts paid in settlement of an action, suit or proceeding unless the Corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned, or (b) to indemnify indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the Corporation under Section 16(b) of the Exchange Act.

In addition, subject to Section 7.04, the Corporation shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment under this Article VII or any insurance policy, contract, agreement or otherwise.

SECTION 7.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right, to the fullest extent permitted by the DGCL, to be paid by the Corporation the expenses (including attorney’s fees, costs and expenses) incurred by the indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII pursuant to Section 7.03 (hereinafter an “advancement of expenses”); provided, however, that,

(a) if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay any amounts so advanced (without interest) to the extent that it is determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise;

(b) the Corporation’s obligation to make an advancement of expense pursuant to this Section 7.02 shall be subject to the limitations on indemnification provided in Section 7.01; and

(c) with respect to any action suit or proceeding of which the Corporation is so notified, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to indemnitee, upon the delivery to indemnitee of written notice of its election to do so.

SECTION 7.03 Right of Indemnitee to Bring Suit. In the event that (i) the Corporation determines in accordance with this Article VII that the indemnitee is not entitled to indemnification, (ii) the Corporation denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within thirty (30) days following receipt of a request for indemnification as described above, (iii) payment of a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (a) thirty (30) days after a written claim for indemnification has been received by the Corporation or (b) twenty (20) days after a written claim for an advancement of expenses has been received by the Corporation or (iv) any other person takes or threatens to take any action designed to deny, or to recover from, the indemnitee the benefits provided or intended to be provided to indemnitee under this Article VII, the indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees, costs and expenses) of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.04 Indemnification Not Exclusive.

(a) The provisions for indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, the Corporation’s Certificate of Incorporation, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation and as a director, officer, employee or agent of one or more of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for payments to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04(b) and entitled to enforce this Section 7.04(b).

For purposes of this Section 7.04(b), the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the Corporation and any indemnity-related entity pursuant to the DGCL, any agreement and any certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

SECTION 7.05 Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 7.06 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Subject to Section 7.04, in the event of any payment by the Corporation under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee with respect to any insurance policy or any other indemnity agreement covering the indemnitee. The indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by the indemnitee in connection with such subrogation.

SECTION 7.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VIII

Miscellaneous

SECTION 8.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 8.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 8.03 Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall consist of the twelve (12) month period ending on December 31.

SECTION 8.04 Construction; Section Headings. For purposes of these Bylaws, unless the context otherwise requires, (i) reference to “Articles” and “Sections” refer to articles and sections of these Bylaws and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.05 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

Amendments

SECTION 9.01 Amendments. The Board of Directors is authorized to make, alter, amend, repeal and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. The affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Corporation present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, this Section 9.01) or to adopt any provision inconsistent herewith.

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